EXHIBIT 99

For Immediate Release

Contact:	Valerie Brodie
Sr. Director, Investor Relations 949/585-4293 vbrodie@epicor.com

Epicor Reports Preliminary Third Quarter 2003 Revenue Range

Epicor to Host 11th Annual Perspectives Global Customer Conference in Las Vegas;

Schedules Earnings Conference Call

IRVINE, Calif., October 15, 2003 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of integrated enterprise software solutions for the midmarket, today announced that preliminary total revenues for the third quarter 2003 are expected to be in the range of $39.0 million to $40.0 million.

“I am very pleased to report top line annual revenue growth of over 15% from both our organic business and with the contribution of the ROI Systems acquisition completed early in the third quarter,” said George Klaus, chairman, CEO and president of Epicor. “In light of Perspectives, our global customer conference next week, with an expected attendance of over 1,500 attendees and all the public interaction associated with this event, we thought it would be appropriate to communicate in advance our preliminary revenue results.” Klaus continued, “We look forward to welcoming a record number of attendees this year to preview our current and next generation of Web services application software products.”

The company is scheduled to report its final third quarter results after the market close on October 22, 2003. The company will hold a conference call immediately following the press release at 2:00 p.m. PST on October 22. Investors and analysts are invited to participate on the call. Please dial (888) 662-8850 approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the company’s Web site at www.epicor.com/company/investor. The audio-only webcast will be archived for thirty days following the call on the company’s Web site.

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Epicor Announces Preliminary Q3 2003 Results

About Epicor Software Corporation

Epicor is a leading provider of integrated enterprise and eBusiness software solutions for midmarket companies around the world. Founded in 1984, Epicor has over 15,000 customers and continues to deliver end-to-end, industry-specific solutions that enable companies to immediately improve business operations and build competitive advantage in today’s Internet economy. Epicor’s comprehensive suite of integrated software solutions for Customer Relationship Management, Financials, Manufacturing, Supply Chain Management, Professional Services Automation and Collaborative Commerce provide the scalability and flexibility to support long-term growth. Epicor’s solutions are complemented by a full range of services, providing single point of accountability to promote rapid return on investment and low total cost of ownership, now and in the future. Epicor is headquartered in Irvine, California and has offices and affiliates around the world. For more information, visit the company’s Web site at www.epicor.com.

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Epicor is a registered trademark of Epicor Software Corporation. The product and service offerings depicted in this document are produced by Epicor Software Corporation. The foregoing statements regarding a preliminary revenue range, which are not historical facts, are “forward-looking statements” that involve risks and uncertainties. Actual events and results may differ materially. Such risks and uncertainties include but are not limited to, the company’s success in controlling costs, achieving operating results and margins; fluctuations in demand for the company’s products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing, and the discovery of undetected software errors and other factors discussed in the company’s periodic reports as filed with the Securities and Exchange Commission, including, but not limited to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 at pages 29-36. As a result of these factors the business or prospects expected by the company as part of this announcement may not occur. The company undertakes no obligation to revise or update publicly any forward-looking statements.